CSFB04-AR03 - Price/Spread - III-A-1

Balance	[Contact Desk]	Delay	24	Formula	See Schedule*	WAC(3)	5	WAM(3)	358
Coupon	1.691	Dated	3/1/2004	NET(3)	4.191	WALA(3)	2
Settle	3/31/2004	First Payment	4/25/2004

* PAYS GROUP NET WAC LESS VARIABLE STRIP. SEE BELOW FOR DETAILS.

RUN TO 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15	18	20	22	25	30	35	40	45	50
	Spread	Spread	Spread	Spread	Spread	Spread	Spread	Spread	Spread	Spread
99-28	1.688	1.690	1.692	1.693	1.695	1.699	1.703	1.706	1.710	1.713	Yield
99-28	51.83	52.03	52.17	52.30	52.52	52.89	53.27	53.63	53.99	54.33	Spread
99-28+	1.685	1.686	1.687	1.688	1.690	1.692	1.695	1.697	1.699	1.700	Yield
99-28+	51.49	51.63	51.73	51.82	51.97	52.21	52.46	52.67	52.87	53.04	Spread
99-29	1.682	1.682	1.683	1.683	1.684	1.685	1.686	1.687	1.688	1.688	Yield
99-29	51.16	51.23	51.29	51.34	51.42	51.54	51.64	51.72	51.76	51.76	Spread
99-29+	1.678	1.678	1.678	1.679	1.679	1.679	1.678	1.678	1.677	1.675	Yield
99-29+	50.82	50.84	50.85	50.86	50.87	50.86	50.83	50.77	50.65	50.48	Spread
99-30	1.675	1.674	1.674	1.674	1.673	1.672	1.670	1.668	1.665	1.662	Yield
99-30	50.48	50.44	50.41	50.37	50.31	50.19	50.02	49.81	49.54	49.20	Spread
99-30+	1.671	1.670	1.670	1.669	1.668	1.665	1.662	1.659	1.654	1.649	Yield
99-30+	50.15	50.05	49.97	49.89	49.76	49.51	49.21	48.86	48.43	47.92	Spread
99-31	1.668	1.666	1.665	1.664	1.662	1.658	1.654	1.649	1.643	1.636	Yield
99-31	49.81	49.65	49.53	49.41	49.21	48.84	48.40	47.91	47.32	46.64	Spread
99-31+	1.665	1.663	1.661	1.659	1.657	1.652	1.646	1.640	1.632	1.624	Yield
99-31+	49.48	49.25	49.09	48.93	48.66	48.17	47.59	46.95	46.21	45.36	Spread
100-00	1.661	1.659	1.657	1.654	1.651	1.645	1.638	1.630	1.621	1.611	Yield
100-00	49.14	48.86	48.65	48.44	48.11	47.49	46.79	46.00	45.10	44.08	Spread
100-00+	1.658	1.655	1.652	1.650	1.646	1.638	1.630	1.620	1.610	1.598	Yield
100-00+	48.80	48.46	48.21	47.96	47.56	46.82	45.98	45.05	43.99	42.80	Spread
100-01	1.655	1.651	1.648	1.645	1.640	1.631	1.622	1.611	1.599	1.585	Yield
100-01	48.47	48.07	47.78	47.48	47.00	46.15	45.17	44.10	42.88	41.52	Spread
100-01+	1.651	1.647	1.643	1.640	1.635	1.625	1.614	1.601	1.588	1.572	Yield
100-01+	48.13	47.67	47.34	47.00	46.45	45.47	44.36	43.14	41.77	40.25	Spread
100-02	1.648	1.643	1.639	1.635	1.629	1.618	1.606	1.592	1.577	1.560	Yield
100-02	47.80	47.28	46.90	46.52	45.90	44.80	43.55	42.19	40.66	38.97	Spread
100-02+	1.645	1.639	1.635	1.630	1.624	1.611	1.597	1.582	1.566	1.547	Yield
100-02+	47.46	46.88	46.46	46.03	45.35	44.13	42.74	41.24	39.55	37.69	Spread
100-03	1.641	1.635	1.630	1.626	1.618	1.605	1.589	1.573	1.554	1.534	Yield
100-03	47.13	46.49	46.02	45.55	44.80	43.45	41.94	40.29	38.44	36.42	Spread
100-03+	1.638	1.631	1.626	1.621	1.613	1.598	1.581	1.563	1.543	1.521	Yield
100-03+	46.79	46.09	45.59	45.07	44.25	42.78	41.13	39.34	37.33	35.14	Spread
100-04	1.635	1.627	1.621	1.616	1.607	1.591	1.573	1.554	1.532	1.509	Yield
100-04	46.46	45.70	45.15	44.59	43.70	42.11	40.32	38.39	36.23	33.86	Spread

WAL	5.00	4.20	3.77	3.42	2.97	2.41	2.00	1.69	1.44	1.25
Principal Window	Apr04 - Sep16	Apr04 - Nov14	Apr04 - Oct13	Apr04 - Dec12	Apr04 - Nov11	Apr04 - Jul10	Apr04 - Jun09	Apr04 - Sep08	Apr04 - Jan08	Apr04 - Jul07
Principal # Months	150	128	115	105	92	76	63	54	46	40

LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.363	1.363	1.363	1.363	1.363	1.363	1.363	1.363	1.363	1.363
CMT_1YR	1.222	1.222	1.222	1.222	1.222	1.222	1.222	1.222	1.222	1.222

	Strip Schedule:	Month	Strip
		<=4	2.5000
		=5	2.2000
		=6	1.6600
		<=10	1.6000
		>=11	1.1929

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE